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                                                       EXHIBIT 5

                         SCANA Corporation
                          1426 Main Street
                   Columbia, South Carolina  29201





Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Gentlemen:


     SCANA Corporation (the "Company") has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 for the registration under the Securities Act of 1933, as amended, of a proposed public offering of up to 5,175,000 shares of the Company's Common Stock, without par value (the "Stock").

     I am familiar with the preparation of the aforesaid
Registration Statement and the Preliminary Prospectus forming a part thereof and am familiar with the proceedings of the Company in connection with the proposed issuance and sale of the Stock. I have also made such further investigation as I have deemed pertinent and necessary as a basis for this opinion.

     Based on the foregoing, I hereby advise you that it is my opinion, upon (a) the aforesaid Registration Statement, as it may be amended, becoming effective; (b) the authorization by the Company's Board of Directors or the Ad Hoc Committee thereof of the initial public price for and the underwriting discount with respect to the issuance and sale of the Stock; and (c) the due execution, registration and delivery of the Stock to the purchaser or purchasers thereof against receipt of the purchase price therefor; the Stock will have been duly authorized and legally and validly issued and will be fully paid and non-assessable.

    I hereby consent to the use of this opinion in connection with the aforesaid Registration Statement and I also consent to the making of the statements with reference to me under the heading "Legal Opinions" in the aforesaid Prospectus and Registration Statement.

                                     Very truly yours,



                                     s/Asbury H. Gibbes
                                     Asbury H. Gibbes
                                     General Counsel



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